Exhibit 10.2(ii)

Text of amendment to 2005 Stock Incentive Plan

On November 11, 2005, the Company’s board of directors approved the following amendment to the Company’s 2005 Stock Incentive Plan:

Section 10(b) of the Company’s 2005 Stock Incentive Plan is amended by adding the following language at the beginning of such Section 10(b): “Except as may otherwise be expressly provided in the applicable Contract,”